                                                                    Exhibit 99.1
                                                                    ------------

                                 Press Release

CURIS ELECTS DANIEL R. PASSERI PRESIDENT AND CHIEF EXECUTIVE OFFICER AND MEMBER
                             OF BOARD OF DIRECTORS

               Doros Platika, M.D. elected Chairman of the Board

CAMBRIDGE, MA, September 20, 2001 - Curis, Inc. (NASDAQ: CRIS) today announced its Board of Directors has elected Daniel R. Passeri President and Chief Executive Officer of the Company and added to the Board of Directors. Curis also announced that Doros Platika, M.D., who served as President and CEO, is elected Chairman of the Board of Directors. Mr. Passeri most recently has been Curis' Senior Vice President of Corporate Development and Strategic Planning.

According to Doros Platika, M.D., Chairman of the Board, "It was clear when we first met nearly six years ago that Dan Passeri is a very intelligent, creative and effective individual. I was delighted when the opportunity arose last year to have Dan join the Curis organization. Since joining Curis, Dan has been very effective in executing corporate deals and has been one of the key architects of the Curis business strategy. As a team we posses the complementary skill sets that will help ensure Curis' success in an environment that has been profoundly affected by last week's tragic events and its impact on the financial markets. Dan will be focusing on the implementation of the strategy to make Curis the leading regenerative therapeutic company. We are very fortunate to have such a talented individual as the leader of the management team."

"Doros has accomplished a tremendous amount for Curis, and has played a key role in creating the regenerative medicine vision of Curis and will continue to provide guidance as we move the company towards profitability. I look forward to continuing the work that has given Curis its solid foundation and great potential," said Dan Passeri, President and Chief Executive Officer of Curis. "Curis is well positioned with a broad portfolio of complementary assets and product candidates and the goal now is to focus our resources on maximizing Curis' value by emphasizing development milestones and revenue generation."

Dan Passeri, (40), brings substantial industry-related experience to his new position on both the business and scientific fronts. Having held senior-level positions at various health and scientific institutions such as Gene Logic, Inc. (Gaithersburg, MD), The National Institutes of Health (Bethesda, MD) and Boehringer Mannheim Technology Office (Gaithersburg, MD), he brings experience in sales and marketing; biotechnology patent examining; technology and program management; intellectual property management; and corporate and business development. Dan received his Bachelor of Science, Biology from Northeastern University (Boston, MA); Master of Science, Biotechnology from Imperial College of Science, Technology and Medicine, University of London (London, England); and his Juris Doctor from The National Law Center at The George Washington University, where he was Adjunct Professorial Lecturer of Law (Washington, DC).

About Curis

Curis is developing products that sustain health through regenerative medicine. Curis utilizes technologies and insights gained through the study of developmental biology to facilitate the discovery and development of new approaches to repair and regeneration of tissues and organs damaged by disease and/or trauma. Through these discoveries, Curis has developed a pipeline of promising new therapies for the treatment of major diseases, including neurological disorders, diabetes, oncology, cardiovascular and renal disease.

The Curis technology platform and product development pipeline is based on developmental biology signaling pathways, adult stem cells, and cell-based therapies. The Curis research program is conducted both internally and through alliances, partnerships and joint ventures with companies and organizations including Aegera Therapeutics and McGill University, Montreal, Canada; Micromet AG, Munich, Germany; and Elan Corporation, Dublin, Ireland.

For more information, please visit the Curis web site at www.curis.com.
                                                         -------------

The statements in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties including, without limitation, risks associated with the inherent uncertainty of pharmaceutical research, product development, regulatory approval and commercialization, the impact of competitive products, patents, patent litigation, product liability, third party reimbursement, and other risks and uncertainties associated with the biotechnology industry. For additional factors that could cause actual results to differ materially, please refer to the risk factors section of the Post-Effective Amendment No. 1 on Form S-3 (File No. 333-50906) to the Curis Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on August 10, 2001. The forward-looking statements contained herein represent the judgment of Curis, as of the date of this release, and Curis disclaims any intent or obligation to update such forward-looking statements to reflect any change in Curis' expectations with regard thereto or any change in events, conditions, circumstances on which such statements are based.

                                      ###